Exhibit 23.2

[LETTERHEAD OF RYDER SCOTT COMPANY, L.P.]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and the related prospectus (the “Registration Statement”) of Edge Petroleum Corporation (the “Company”) of (1) our summary report dated January 23, 2007 included as Exhibit 99.1 to the Current Report on Form 8-K of the Company filed on January 23, 2007, as supplemented by our supplemental letter report dated February 22, 2007 included as Exhibit 99.4 to the Annual Report on Form 10-K of the Company (the “Annual Report”) in respect of our reserve report relating to the oil and gas reserves and revenues of certain interests of the Company as of December 31, 2006 (the “2006 Report”) and of the data extracted from such report appearing in “Items 1 and 2. Business and Properties” under the caption “Oil and Natural Gas Reserves” and in Note 21. Supplementary Financial Information on Oil and Natural Gas Exploration, Development and Production Activities (unaudited) of the Company’s Consolidated Financial Statements for the year ended December 31, 2006, each contained in the Annual Report and (2) our oversight review letter, included as Exhibit 99.2 to the Current Report on Form 8-K of the Company filed on January 16, 2007, and as Exhibit 99.3 to the Annual Report, in respect of the oil and gas reserves of certain interests of Smith Production Inc. as of December 31, 2006 (the “Smith Letter”), acquired by the Company.  We hereby consent to (1) all references to the 2006 Report and the Smith Letter and/or this firm in the Annual Report, (2) all references to the Smith Letter and/or this firm in the Form 8-K filed on January 16, 2007, (3) all references to the summary report and/or this firm in the Form 8-K filed on January 23, 2007, (4) all references to such reports, to the Smith Letter, and/or to this firm in the Registration Statement, and (5) our being named as an expert in the Registration Statement.

/s/ Ryder Scott Company, L.P.

Houston, Texas
May 29, 2007